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                                                                 EXHIBIT 10.28.1




                               IMNET SYSTEMS, INC.
                               3015 Windward Plaza
                              Windward Fairways II
                            Alpharetta, Georgia 30202


                              DISTRIBUTOR AGREEMENT

         This Agreement is entered into and effective on the later of the two dates below written, by and between IMNET Systems, Inc. with its principal place of business as set forth above ("IMNET") and HealthVISION Inc. with its principal place of business at 141 Stony Circle, Suite 150, Santa Rosa, CA 95401 ("Distributor"). The parties agree as follows:

1.       DEFINITIONS.

         a) Customer. The term "Customer" means any end-user to whom Distributor licenses a copy of any Software in accordance with this Agreement.

         b) Installation Services. The term "Installation Services" means the services provided to a Customer, including, but not limited to, the project management, system integration, and installation and testing of the Software at a Customer's site.

         c) Software. The term "Software" means the proprietary computer software described on Exhibit A, attached hereto and incorporated herein by reference, including any related documentation and any subsequent revisions or modifications furnished to Distributor by IMNET.

         d) Territory. The term "Territory" means the geographic territory in which Distributor may distribute the Software. The Territory shall be the United States Canada, and the United Kingdom for all Software. The Territory may be modified by mutual consent. Sales by Distributor outside the Territory shall be agreed-upon on a case-by-case basis.

         2.       APPOINTMENT.

         a) During this Agreement, IMNET grants to Distributor a non-exclusive, non-transferable right to market and license the Software in the Territory to Customers, either directly or through its agents, pursuant to the terms of Customer's then-current standard software license and maintenance agreement. Distributor shall provide IMNET with a review copy of said agreement, and shall make any reasonable additions requested by IMNET for IMNET to protect its rights in the Software. Distributor shall provide a revised copy of said agreement in the event that it is materially revised by Distributor.

         b) Distributor agrees not to develop, distribute, promote or market proprietary software of its own or of third parties, as appropriate, which materially compete with the Software during the term of this Agreement without first giving IMNET twelve

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         (12) months prior written notice of Distributor's intent to develop, distribute, promote, or market such other competing items as the case may be.

         c) Distributor may either (i) provide Installation Services for the Software through IMNET-trained Distributor personnel or (ii) subcontract for such Installation Services with IMNET. To facilitate smooth installation of the initial systems, IMNET personnel will be subcontracted to provide project management services for at least the first five (5) installations of Software.

3.       TERM AND TERMINATION.

         a) This Agreement shall commence on the date last below written and unless sooner terminated in accordance with this Agreement, this Agreement shall remain in effect for an initial term of two years. This Agreement shall automatically renew for successive one year terms, unless either party gives the other party notice of its intent not to renew this Agreement at least sixty (60) days prior to the beginning of each successive renewal term.

         b) Either party may terminate this Agreement upon 90 days' written notice to the other party of its intent to terminate this Agreement.

         c) IMNET may terminate this Agreement prior to its expiration on the occurrence of any of the following events:

                  i) A default by Distributor which has not been cured within thirty (30) days of IMNET's written notice to Distributor of the default;

                  ii) Distributor's violation of the confidentiality provisions of this Agreement;

                  iii) If Distributor ceases to do business or become insolvent.

                  iv) If Distributor attempts to assign this Agreement except as provided herein.

         d) Distributor may terminate this Agreement prior to its expiration on the occurrence of any of the following events.

                  i) A default by IMNET which has not been cured within thirty (30) days of Distributor's written notice to IMNET of the default.

                  ii)      If IMNET ceases to do business or becomes insolvent.

                  iii) If IMNET attempts to assign this Agreement except as provided herein.


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4.       DUTIES ON TERMINATION.

         a) Upon expiration or termination of this Agreement, Distributor agrees to cease marketing and licensing the Software. Distributor shall return or destroy all copies of the Software in its possession as requested by IMNET. Distributor agrees to pay all accrued fees to IMNET and to provide a full accounting for sales as required by this Agreement. The obligation of confidentiality set forth in this Agreement shall survive any termination of this Agreement.

         b) The obligations of this Agreement shall survive with respect to any Distributor proposals or sales quotations to prospective Customers outstanding upon the date of notice of termination of this Agreement, unless the parties otherwise mutually agree after a case-by-case review by IMNET and Distributor.

         c) Any undischarged obligation of the parties existing at termination of this Agreement shall survive termination of the Agreement.

5.       CUSTOMERS' RIGHTS UPON TERMINATION.

         Termination of this Agreement shall not effect the rights of any Customer to use the Software and, unless otherwise agreed between Distributor and IMNET, all agreements between Customers and Distributor for maintenance services for such Software shall automatically be assigned to IMNET upon termination of this Agreement.

6.       DUTIES OF DISTRIBUTOR.

         a) Roll Out Plan. Distributor shall agree to a roll out commitment for the inclusion of Software in Distributor's sales activities. This roll out plan will clearly set out the activities that will be performed by both Distributor and IMNET within the first six to nine months following this Agreement's execution. The parties shall develop a roll out plan within six (6) weeks of the effective date of this Agreement.

         b) Marketing and Sales. Distributor shall use its best efforts to market the Software, and shall not discount the Software below the IMNET List Price without IMNET's consent, which shall not be unreasonably withheld or delayed. On an annual basis, the parties shall meet to review Distributor's sales projections and IMNET's Software status for the coming year.

         c) Reporting of Problems. Distributor shall promptly inform IMNET of any problems with the Software that come to its attention.

         d) Integration. The integration of Software with Distributor's otherwise separate application software shall be performed on a mutually agreed-upon basis and resource commitment of the respective parties.

         e) Customer Call Management and Tracking. The parties intend that Distributor's existing Customer support system will receive the initial request for support and maintenance services from Customers. Distributor will determine the


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         nature of the Customer's problem, and where indicated, will forward
         Customer support requests regarding the Software to IMNET's Customer support service. Distributor shall maintain such records as it deems needed to follow up on such Customer requests, and Distributor and IMNET shall jointly review any unresolved Customer requests on a mutually agreed upon basis. Off hours call tracking and support will be provided to Customers on a mutually agreed upon basis between Distributor and IMNET.

         f) Warranties and Representations. Distributor shall make no warranties or representations with respect to the Software other than those expressly made in compliance with this Agreement in the applicable Customer license documents.

7.       OBLIGATIONS OF IMNET.

         a)       New Products. IMNET agrees that Distributor shall have sixty
         (60) days from notice in which to evaluate any new IMNET products and decide whether or not to extend this Agreement to such new products on such terms as the parties may agree.

         b) Availability of Consultation. IMNET will be available for telephone consultation with Distributor at such times and for such periods as Distributor may reasonably request.

         c) Warranty and Maintenance Support. Until the parties mutually agree that Distributor is proficient to supply the above "first line" customer support, IMNET shall provide such "first line" support. Upon such agreement, IMNET shall provide "second line" support consisting of addressing problems forwarded to IMNET by Distributor's support personnel. IMNET shall provide technical bulletins, updated user guides and other materials as they are released by IMNET, as well as any updates to the Software. In the event that the parties mutually agree that IMNET on-site support is required for a particular Customer, IMNET and Distributor shall share the cost of such support as mutually agreed upon on a case-by-case basis.

         d) Promotional Material. IMNET will supply promotional materials relating to the Software. Copies, as provided in the agreed upon roll-out plan, will be provided at no additional cost; additional copies shall be provided at IMNET's cost.

         e) Training. IMNET shall provide training for Distributor's personnel at IMNET regularly scheduled training classes free of charge (except for Distributor's expenses of training, e.g., travel, lodging, and meals) for a period of one year following the commencement date of this Agreement. IMNET shall make available regularly scheduled training to Distributor's personnel after this one year period, and to Distributor's Customers, at IMNET's then prevailing training rates.

         f) Documentation. IMNET will supply Distributor, at no charge, with a set of technical instructional and operational manuals for the Software to be distributed by Distributor and Distributor may reproduce such materials with no additional license charges payable to IMNET. Additional documentation shall be provided by IMNET at


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         IMNET's cost. Upon termination of this Agreement, Distributor agrees to return to IMNET any documentation in Distributor's possession which was provided by IMNET at no charge to Distributor.

8.       FEES AND PAYMENT TERMS.

         a) For each direct sale by IMNET based upon a lead furnished by Distributor where such lead was not in IMNET's existing sales database, IMNET shall pay Distributor a referral fee of 10% of the Software license fee of the IMNET Software within 30 days of IMNET's receipt of the first Software payment from the IMNET customer.

         b) For each sale by Distributor of the IMNET Software under a Distributor contract, the revenue from the IMNET Software sale shall be split such that Distributor receives 25% of the license fee, and IMNET shall receive 75%. IMNET shall be reimbursed on a prorata basis based on Customer contract milestones within 30 days of said milestones; however, the IMNET share shall be received in full no later than shipment of the IMNET Software to the Customer.

         c) Fees for providing Software maintenance services to Customers shall be fixed at 15% of the List Prices for Software listed in the IMNET Price Reference Guide current at the time of billing. IMNET reserves the right to change the list price of the Software on a yearly basis, and IMNET shall provide thirty (30) days advance written notice via facsimile to Distributor of any such changes. Customer orders or Distributor quotations for Software to be delivered within ninety (90) days after the date of any announced price increase will be honored by IMNET at the previously prevailing prices.

         d) Distributor agrees to pay IMNET a portion of maintenance fees received for Software from Customers under Distributor's Customer contracts. Until the parties agree that Distributor is adequately trained to fulfill its maintenance obligations described above, IMNET shall receive 100% of the maintenance fees due for Software. At that time and annually thereafter, the parties shall establish, in good faith, the percentages due each party, taking into account the level of each party's effort and ability in providing Customer support services. Maintenance fees due IMNET shall be paid in full prior to the initiation of maintenance services.

         e) Distributor shall pay all taxes and duties associated with the sale by Distributor of any services and licensing of Software, except for those taxes based on IMNET's net income.

         f) Distributor shall remit fees due IMNET within 30 days of said fees being due IMNET, along with documentation setting forth the amount due to IMNET for Software and Software Maintenance, as well as the Software's location, and any other pertinent information as mutually agreed upon by the parties.



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         g)       IMNET reserves the right to refuse to provide maintenance and support services to Customers when amounts due to IMNET remain unpaid after thirty (30) days from the date due. IMNET agrees to reinstate maintenance services promptly upon payment of all past due and current charges.

         h) Distributor shall pay a late charge of 1% per month on all amounts due IMNET and not paid by the due date. All amounts due shall be invoiced and paid in U.S. dollars.

         i) The provisions of this Section shall survive termination of this Agreement for any reason.

9.       ORDERS.

         Distributor will promptly advise IMNET of Distributor's receipt of an order for Software, including a copy of the relevant portions of any such Customer agreement. Any such notice shall be subject to acceptance by IMNET and the terms and conditions of this Agreement shall prevail not withstanding any variations or additions contained in any form submitted by Distributor or Distributor's Customer.

10.      LICENSE RIGHTS.

         Subject to the terms and conditions of this Agreement, IMNET grants to Distributor a non-exclusive, non-transferable license to market and to distribute the Software described on Exhibit A. Except as set forth herein, Distributor shall not provide or otherwise make available the Software or any part or copies thereof to any third party. Under no circumstances may Distributor reverse engineer, disassemble or decompile, in whole or in part, any Software. Distributor acknowledges that the Software is the sole property of IMNET and that Distributor has no rights in the Software except those expressly granted in this Agreement.

11.      WARRANTY.

         a) IMNET warrants that it owns all right, title, and interest in the Software or otherwise has the right to grant the rights granted by it to Distributor hereunder, and that the grant of rights by IMNET does not infringe upon the rights of any third party arising from any omission from IMNET.

         b) IMNET warrants that the Software will conform in all material respects to the applicable documentation in effect at the time of delivery for a period of ninety (90) days from Acceptance by Distributor or Customer. During the warranty period, IMNET's sole responsibility and liability hereunder shall be to use reasonable efforts to remedy any such reproducible non- conformance which is reported to IMNET in writing or by electronic mail. IMNET will advise Distributor as to when any such reported problem can be fixed and released to Distributor. IMNET does not warrant that the use of the Software will be uninterrupted or error free. Except as set forth above, the Software is licensed "AS IS". This Warranty does not apply to Software that has been modified by Distributor or any other third party; or, if the Software is



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         operated on equipment and/or with third party operating systems that do not meet IMNET specifications.

12.      WARRANTY EXCLUSIONS.

         a) To the extent permitted IMNET will pass through to Distributor or Customers all available end-user warranties obtained from other manufacturers of IMNET supplied products. Distributor and Customers will look only to such manufacturers should they require warranty service under such warranties.

         b) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, IMNET MAKES NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO ANY SOFTWARE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.      LIMITATION OF LIABILITY.

         a) Except as otherwise expressly provided within, IMNET shall not be liable for any loss or damage claimed to result from use, operation, or performance of the Software regardless of the form of action, except for the portion of loss or damage caused by the sole gross negligence of IMNET. In no event shall IMNET or its third party suppliers be liable to Distributor or Distributor's Customers for any special, indirect, incidental, or consequential damages; any damages resulting from loss of use, data or profits; or any claim, whether in contract or tort, regardless of whether IMNET knew or should have known of the possibility of such damages.

         b) IMNET's maximum liability hereunder is expressly limited to any amounts paid under this Agreement by Distributor to IMNET within the twelve (12) month period (or fraction thereof) immediately preceding the Software malfunction or other cause allegedly giving rise to the claim, even if the remedies provided herein are deemed to have failed in their essential purpose. This limitation shall not apply to any claim arising under Section

         c) The provisions of this Section shall survive termination of this Agreement for any reason.

14.      INDEMNIFICATION.

         a) IMNET shall defend and indemnify Distributor against any claim that the distribution of any Software furnished and used within the scope of this Agreement constitutes an infringement of any patent or copyright registered in the United States, provided that (i) IMNET is promptly notified by Distributor of the action, (ii) IMNET has sole control of the defense and all settlement negotiations, and (iii) Distributor provides reasonable assistance, information, and authority necessary to perform the above, with reasonable out-of-pocket expenses incurred by Distributor in providing such assistance being reimbursed by IMNET. IMNET may, at any time it is concerned over the possibility



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         of such infringement, at its option and expense, procure for
         Distributor the right to continue distribution of the affected Software, replace or modify the Software so that the possible infringement will not exist, or remove the Software involved and terminate this Agreement with respect to said Software.

         b) The foregoing states the entire obligation of IMNET with regards to its liability for patent, copyright, or trade secret infringement, and the provisions of this Section shall survive the termination of this Agreement for any reason.

15.      TRADEMARKS AND TRADENAMES.

         During the term of this Agreement, Distributor is authorized to use the phrase "Authorized IMNET Distributor" in connection with the sale, advertisement, and promotion of Software. Nothing herein shall give Distributor or Customers of Distributor any interest or license in such phrase beyond that specifically granted herein. Distributor specifically agrees that in the event that Distributor "private labels" the Software, Distributor will display the IMNET Image Engine Logo on publications, including brochures, sales literature, documentation and training materials. Usage specifications, together with reproduction masters in film and/or magnetic form, will be supplied to Distributor by IMNET upon request. Any such authorization to use IMNET's trademarks and/or logos shall terminate when this Agreement is terminated.


16.      CONFIDENTIALITY.

         a) IMNET and Distributor agree that all proprietary information in whatever form delivered by one party to the other shall be held in strict confidence and shall be used only for purposes of this Agreement. No such information, including the provisions of this Agreement, shall be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the recipient party. The provisions of this Section shall survive termination of this Agreement for any reason.

         b) Distributor acknowledges that its close association with IMNET has provided it with information that would otherwise be unavailable to a competitor of IMNET. Therefore, Distributor agrees that in addition to any other obligations it may have with regards to maintaining the confidentiality of any such information, Distributor will not use any such information to make any negative or disparaging comments or comparisons of any of Distributor's future products with the Software. The provisions of this Section shall survive termination of this Agreement for any reason.

17.      SOURCE CODE ESCROW.

         a) Upon the licensing of the Software to a Customer, IMNET agrees to establish an escrow account with Fort Knox Escrow Services, Inc. (the "Escrow Agent"). IMNET shall deposit into the Escrow Account the source code for the Software under the terms of the Escrow Agent's standard Escrow Agreement. If Distributor obtains access to the source code of the Software pursuant to the terms of the Escrow Agreement, Distributor




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         shall use the source code solely for the support of Customers and said source code shall be subject to the restrictions on use, transfer, sales and reproduction placed on the Software itself by this Agreement.

         b) Provided that the Distributor is not then in default under the terms of this Agreement or the Escrow Agreement and subject to the provisions set forth below and in the Escrow Agreement, the Escrow Agent shall provide to the Distributor one complete copy of the source code upon occurrence of any one or more of the following events:

                  i) IMNET ceases, for any reason, to do business (other than the sale of its business to a party which assumes IMNET's obligations hereunder); or

                  ii) Provided that IMNET is obligated to provide maintenance services for the Software to Customer(s) under this Agreement or any other agreement between Customer(s) and IMNET, the failure by IMNET, following not less that 90 days written notice from Customer clearly indicating the alleged default, to maintain the Software and such failure substantially impairs Customer's ability to operate and use the Software in accordance with IMNET's documentation.

         c) In the event that the parties do not agree as to the occurrence of one of the above events, the parties hereby agree no such occurrence shall be deemed to have occurred unless and until the Arbitrator has found, after hearing as to the facts, that such occurrence has taken place.

         d) If any of the escrowed materials which may be provided to Distributor pursuant to this Section and the Escrow Agreement contains third-party software (e.g., compilers, utilities) used to prepare machine-readable copies of the Software, Distributor shall be responsible for obtaining any required licenses from the third-party licensors for the use of such software.

         e) It is expressly understood that this Section pertains to the right to use the Software and that no rights to ownership of the source code shall pass from IMNET to Distributor, unless expressly agreed upon herein in writing. It is also expressly understood that this source code is the confidential and secret asset of IMNET and the source code will be secured by Distributor and not reproduced or copied, or be made available to any other party. It is also expressly understood that the source code will either be returned to IMNET or destroyed once the default which gave Distributor access to the source code is removed. UNDER NO CIRCUMSTANCES IS THE SOURCE CODE TO BE SOLD, TRANSFERRED, OR COPIED BY DISTRIBUTOR.

18.      DISPUTE RESOLUTION.

         a) Informal Resolution. If a dispute arises hereunder, then IMNET and Distributor each agree that, prior to commencing arbitration or termination of this Agreement, each party will cause the dispute to be brought to the attention of its respective Chief Executive Officer (or their respective designees). The Chief Executive Officers or designees shall



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         make a good faith effort to resolve the dispute or issue between the parties and shall consider using non-binding mediators to address the dispute if they are unable to resolve it.

         b)       Formal Resolution.

                  i) Arbitration. All disputes, controversies, claims, etc. in connection with this Agreement or any breach thereof shall be finally settled by arbitration in Atlanta, Georgia, applying Georgia law, conducted in accordance with the then-current Commercial Arbitration Rules (the "Rules") of the American Arbitration Association. Either party may give notice, in accordance with this Agreement, of its intention to submit such dispute, etc. to arbitration, which shall take place before a single arbitrator experienced in the software industry and appointed by the American Arbitration Association in accordance with the Rules (the "Arbitrator"). Each party to the arbitration is to pay an equal part of all costs, including any deposits, associated with the arbitration, except that each party shall be responsible for its own attorneys' fees.

                  ii) Final and Binding Determination. The determinations of the Arbitrator will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The Arbitrator shall set forth with specificity the grounds for the decision in the award.

19.      MISCELLANEOUS.

         a) Applicable Law. This Agreement shall be interpreted., construed, and enforced in accordance with the laws of the State of Georgia. Each party consents to the exclusive personal jurisdiction and venue of the state and federal courts with jurisdiction in Fulton County, Georgia for resolution of all disputes arising hereunder.

         b)       Compliance with Applicable Laws.

                  i) Distributor agrees that it will comply with and faithfully observe all laws and regulations in all jurisdictions in which it may conduct its business, including compliance with the regulations governing registration as a distributor for the distribution of medical software devices if required.

                  ii) In the event that the Distributor becomes aware of any conflict between the terms of this Agreement and any laws of the jurisdiction(s) in which it does business, Distributor shall immediately notify IMNET of the conflict and the parties agree to negotiate in good faith to resolve the matter.

                  iii) Distributor agrees that is it will comply with all the laws and regulations regarding export of Software.



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                  iv)      Distributor agrees that it shall neither make nor
                  promise to make any gift or payment of money or anything of value either directly or indirectly to any officer or employee or agent of a government or any department thereof, or to any political party, or candidate for political office for the corrupt purpose of inducing such official, employee, agent, party or candidate to misuse his/her position or to influence any act or decision of a government in order to obtain, retain, or direct business to IMNET.

         c) Relationship of the Parties. The parties shall be deemed to be solely independent contractors and this Agreement shall not be construed to create any partnership, agency, or joint venture relationship.

         d) Assignment. This Agreement may not be assigned by Distributor without the express written approval of IMNET, which shall not be unreasonably withheld or delayed.

         e) Solicitation of Employees. Neither IMNET nor Distributor shall solicit the service of or hire employees of the other during the term of this Agreement or for a period of one (1) year after the expiration of the term of this Agreement. Nothing in this Section shall prevent either party from offering employment to any employee of the other party who responds to a publicly made advertisement of employment, provided that such advertisement is not an attempt to solicit, entice, or induce any employee of the other party to seek employment with the advertising party or otherwise circumvent the advertising party's obligations hereunder.

         f) Notices. Notices required to be given to either party from the other shall be sent by US Mail, certified returned receipt, Federal Express, or other overnight delivery service, signature required, to the parties' respective addresses listed herein, or by a facsimile to the facsimile numbers provided (if any) by each party to the other party.

         g) Severability. If any portion of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not effect the validity or enforceability of any other part or provision of this Agreement.

         h) Waiver. No waiver by any party of any breach of provision hereof shall constitute a waiver unless made in writing signed by that party.

         i) Amendments. This Agreement may be amended only expressly and in a writing signed by the duly authorized representatives of both parties. No deviation from the terms and conditions of this Agreement shall be binding upon a party unless specifically set forth in a writing signed by an authorized representative of that party.

         j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed as an original, and all of which together shall constitute one and the same agreement.



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         k)       Third Party Beneficiaries. No third party beneficiary,
         including without limitation, any Customer or other end-user of the Software, is intended to be created by this Agreement.

         l) Construction. The parties agree and acknowledge that each party has contributed to the drafting of this Agreement and the rule of construction that an agreement shall be construed against the drafting party shall have no application to this Agreement.

         m) Entire Agreement. This Agreement along with its attached exhibits, constitutes the entire Agreement and supersedes all prior proposals, negotiations, and communications, oral or written, between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the dates below written:

IMNET SYSTEMS, INC.                           HEALTHVISION INC.


By: /s/ Paul J. Collins, Jr.                  By:  /s/
   -------------------------------               ------------------------------

Title: Sr. V.P. Marketing                     Title: Chairman
      ----------------------------                  ---------------------------

Date:  June 12, 1997                          Date:   6/13/97
     -----------------------------                 ----------------------------











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                                    EXHIBIT A

                                    Software

A. IMNET Image Engine(R) - The object code form of IMNET's proprietary, copyrighted Software, as listed in IMNET's Price Reference Guide and generally described as needed to manage the following functions:

         -        capturing and indexing of paper documents

         -        indexing of digitized and film images

         -        storage of images in magnetic, optical and film devices

         -        integration with host based applications

         -        retrieval of electronic images

         -        displaying, printing or faxing images

B. IMNET Workflow Engine(TM) - The object code form of IMNET's proprietary, copyrighted software, as listed in IMNET's Price Reference Guide and generally described as needed to manage the following functions:

         - capturing and redesigning of the existing flow of information departmentally, enterprise-wide, and across community networks

         - examine, define, and even-re-engineer tasks to govern the assembly and flow of information in logical "document", "folder", or "case" combinations

         - automating the assembly of required information and delivering it simultaneously to multiple points

C. IMNET Electronic Patient Record System(TM) - The object code form of IMNET's proprietary, copyrighted software, as listed in IMNET's Price Reference Guide and generally described as needed to manage the following functions:

         -        Chart creation and completion processes

         -        Chart deficiency management

         -        Physician electronic signatures and annotation

         - Patient record archive on magnetic disk, optical disk, and/or microfilm

         -        Direct user access of electronic patient record information

         -        User security management





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         -        System audit trails

         -        System administration

D. IMNET MedVisionTM - The object code form of IMNET's proprietary, copyrighted software, generally described as needed to manage the following functions:

         - direct access to the complete data generated by medical scanning devices, including nuclear, ultrasound, video, CT, MR, and other medical images

         - view and analyze nuclear, ultrasound, video, CT, MR, and other medical images and patient data

         -        archive management of medical images

         - manipulate images, including window and level functions, color palettes, magnification and interpolation, and cine animations

         -        automated pre-fetching and routing of medical images

         -        support teleradiology

         -        print, copy, or export image files in standard format

         - provide complete storage, retrieval and archiving for medical images (i.e., Picture Archive Communications System ("PACS"))

         -        Departmental and enterprise-wide PACS

E. IMNET LaserArc(TM) - The object code form of IMNET's proprietary, copyrighted software, as listed in IMNET's Price Reference Guide and generally described as needed to manage the following functions:

         - Capture of printer streams and redirection to optical or magnetic storage ("COLD" - Computer Output to Laser Disk)

         - retrieval of printer streams and formatting for screen viewing and printing

         -        Customized reports based on stored printer streams




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